Exhibit 99.1

Contact:

Jim Goff, InterMune, Inc., 415-466-2228, jgoff@intermune.com

INTERMUNE ANNOUNCES PROPOSED CONCURRENT PUBLIC OFFERINGS

OF COMMON STOCK AND CONVERTIBLE DEBT

BRISBANE, Calif., Sept. 12, 2011 — InterMune, Inc. (Nasdaq: ITMN) today announced that it plans to offer, subject to market and other conditions, 4,000,000 shares of its common stock and $100 million aggregate principal amount of convertible senior notes due 2018 in concurrent underwritten public offerings. The company expects to grant the underwriters 30-day options to purchase up to an additional 600,000 shares of common stock and up to an additional $15 million aggregate principal amount of convertible senior notes in connection with the offerings. All of the shares of common stock and the convertible senior notes in the offerings will be sold by InterMune. The shares of common stock and the convertible senior notes will be issued pursuant to separate prospectus supplements filed as part of an automatic shelf registration statement filed with the Securities and Exchange Commission (SEC) on Form S-3.

Goldman, Sachs & Co. and J. P. Morgan Securities LLC are acting as joint book-running managers of these proposed offerings. The common stock offering and the convertible senior note offering are being conducted as separate public offerings by means of separate prospectus supplements, and neither of these offerings is contingent upon the consummation of the other.

For each offering, a prospectus supplement and accompanying prospectus describing the terms of such offering will be filed with the SEC. Before investing in either offering, interested parties may read the prospectus supplement and the accompanying prospectus for such offering and the other documents InterMune has filed with the SEC. These documents are incorporated by reference in the prospectus supplements and the accompanying prospectus and provide more complete information about InterMune and the offerings. Copies of the preliminary prospectus supplements and base prospectus relating to the offering may be obtained, when available, from Goldman, Sachs & Co. (Attn: Prospectus Department, 200 West Street, New York, New York 10282, Fax: 212-902-9316 or Email at prospectus-ny@ny.email.gs.com or by calling 1-866-471-2526) or J.P. Morgan Securities LLC (c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 866-803-9204). Electronic copies of the prospectus supplements may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About InterMune

InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and fibrotic diseases.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements relating to InterMune’s expectations regarding the completion, timing and size of the proposed public offerings. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected and InterMune cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offerings. There can be no assurance that InterMune will be able to complete either one or both of the public offerings on the anticipated terms, or at all. If InterMune is unable to raise additional capital when required or on acceptable terms, it may have to significantly delay, scale back or discontinue one or more of its drug development or discovery research programs. Additional risks and uncertainties relating to InterMune and its business can be found in the “Risk Factors” section of InterMune’s Form 10-K filed with the SEC and quarterly reports on Form 10-Q, and in the prospectus supplement related to the proposed offerings to be filed with the SEC. InterMune undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in InterMune’s expectations.

# # #